EXHIBIT 21

                     INTEGRATED LIVING COMMUNITIES, INC.
                                 SUBSIDIARIES

                                                                                         Name Under Which
Company                                                       State of Incorporation     Subsidiary Does Business
-------                                                       ----------------------     ------------------------
Integrated Living Communities Retirement Managment, Inc. ...  Delaware                   *
Integrated Living Communities of Maryland (Denton), Inc. ...  Delaware                   The Homestead
Integrated Management-Carrington Pointe, Inc................  Delaware                   Carrington Pointe
Integrated Living Communities of Colorado Springs, Inc. ....  Delaware                   *
Integrated Living Communities of Bradenton, Inc. ...........  Delaware                   *
Integrated Living Communities of Sarasota, Inc..............  Florida                    Waterside Retirement Estates
Integrated Living Communities of West Palm Beach, Inc. .....  Delaware                   *
Integrated Living Communities of Dallas, Inc................  Delaware                   *
Integrated Living Communities of Denton (Texas), Inc. ......  Delaware                   *
Integrated Living Communities at Wichita, Inc...............  Delaware                   *
Integrated Living Communities at Garden City, Inc. .........  Delaware                   *
Integrated Living Communities at Terrace Gardens, Inc.  ....  Delaware                   *
Integrated Living Communities at Cabot Pointe, Inc. ........  Delaware                   Cabot Pointe
Integrated Living Communities at Beth Avot, Inc.............  Delaware
Integrated Living Communities of Kearney, Inc...............  Delaware
Integrated Living Communities of Grand Island, Inc..........  Delaware
Integrated Living Communities of Hastings, Inc..............  Delaware
Integrated Living Communities of Norfolk, Inc...............  Delaware
Integrated Living Communities of Columbus, Inc..............  Delaware
Integrated Living Communities of Fremont, Inc...............  Delaware
Integrated Living Communities of Manhattan, Inc.............  Delaware
Integrated Living Communities of Hutchinson, Inc............  Delaware
Integrated Living Communities of Leavenworth, Inc...........  Delaware

   * Subsidiary does business under its corporate name